SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

Bob Evans Farms, Inc.

(Name of Registrant as Specified In Its Charter)

Sandell Asset Management Corp.

Thomas E. Sandell

Castlerigg Master Investments Ltd.

Castlerigg International Limited

Castlerigg International Holdings Limited

Castlerigg Offshore Holdings, Ltd.

Castlerigg Merger Arbitrage and Equity Event Intermediate Fund, L.P.

Castlerigg Merger Arbitrage and Equity Event Fund, Ltd.

Castlerigg Merger Arbitrage and Equity Event Master Fund, Ltd.

Castlerigg Active Investment Fund, Ltd.

Castlerigg Active Investment Intermediate Fund, L.P.

Castlerigg Active Investment Master Fund, Ltd.

Pulteney Street Partners, L.P.

Douglas N. Benham

Charles M. Elson

David W. Head

C. Stephen Lynn

Annelise T. Osborne

Aron I. Schwartz

Michael Weinstein

Lee S. Wielansky

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SANDELL COMMENTS ON RECENT EARNINGS RELEASE FROM BOB EVANS

Disappointing Fiscal 2014 Operating Performance and Reduced Fiscal 2015 Guidance Reinforces Urgent Need
for New, Truly Independent Directors to Exert Effective Oversight

New York – July 9, 2014 –Sandell Asset Management Corporation (“Sandell”), one of the largest shareholders of Bob Evans Farms, Inc. (NASDAQ: BOBE) (“Bob Evans” or the “Company”), commented on the recent Fiscal 2014 Fourth Quarter and Full-Year earnings release from Bob Evans.

“Yesterday’s earnings release, which was delayed due to previously announced ‘weaknesses in internal controls,’ in our opinion illustrates both the mismanagement that has been exhibited by Chairman and CEO Steven Davis at the helm of Bob Evans and the lengths that he and his Board of Directors (the “Board”) will go in order to entrench themselves at the expense of shareholders. We highlight the fact that management is already reducing Fiscal 2015 earnings guidance a mere two and a half months into Fiscal 2015, from its previously announced guidance of $2.80 to $3.00 per share to a dramatically reduced range of $1.90 to $2.20 per share. Of further concern is the array of bewilderingly high expenses that appear to be embedded in this guidance, including:

  $5.5 million of costs “associated with responses to an activist shareholder”
  $2.0 million of costs related to “strengthening the Company’s internal processes and control over financial reporting”
  $8.0 million of “increased performance-based incentive compensation accrued to target levels”

 “Shareholders should demand a detailed explanation from management as to the exact composition of these abnormally high costs, which aggregate $15.5 million, or approximately $10.9 million on a tax-effected basis, which translates into approximately $0.46 per share.

“More immediately than the guidance for Fiscal 2015, shareholders need look no further than the poor results delivered by this management team in Fiscal 2014 in order to see that this is a Company in urgent need of effective oversight. Chairman and CEO Steven Davis conveniently cites many “challenges beyond the Company’s control” to explain away the disappointing results at Bob Evans in Fiscal 2014, but these results are due in no small part to a wasteful culture sanctioned by the Company’s Board of Directors as well as the poor decisions made by Mr. Davis, which contributed to many issues that plagued Bob Evans in Fiscal 2014. The direct economic impact stemming from some of these issues include:

  $6.2 million in “start-up costs and lower production efficiency” at the Sulphur Springs facility
  $4.1 million in losses resulting from a “supplier dispute” at BEF Foods
  $9.8 million in additional SG&A expenses due to “additional professional services” and “recruiting, relocation, and severance expenses”

“Notwithstanding the issues that have plagued the Company under the leadership of Steven Davis and his Board, we remain firmly convinced in the significant value that could be delivered to shareholders if the Board was re-constituted with fresh and truly independent Directors. Bob Evans has an iconic brand name and a unique collection of assets with the potential to deliver significant value to shareholders if managed appropriately. We look forward to the upcoming 2014 Annual Meeting, where we intend to solicit proxies and seek election of the eight new, independent, and highly-qualified candidates that we have nominated to the Board of Directors of Bob Evans so that they may begin to implement positive change at the Company and exert the oversight that Bob Evans so urgently needs.”

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About Sandell Asset Management Corp.
Sandell Asset Management Corp. is a leading private, alternative asset management firm specializing in global corporate event-driven, multi-strategy investing with a strong focus on equity special situations and credit opportunities. Sandell Asset Management Corp. was founded in 1998 by Thomas E. Sandell and has offices in New York and London, including a global staff of investment professionals, traders and infrastructure specialists.

Contact:

Sandell Asset Management Corp.

Adam Hoffman, 212-603-5814

MacKenzie Partners, Inc.

Dan Burch or Larry Dennedy, 212-929-5500

Sloane & Company

Elliot Sloane, 212-446-1860 or Dan Zacchei, 212-446-1882

SANDELL ASSET MANAGEMENT CORP., CASTLERIGG MASTER INVESTMENTS LTD., CASTLERIGG INTERNATIONAL LIMITED, CASTLERIGG INTERNATIONAL HOLDINGS LIMITED, CASTLERIGG OFFSHORE HOLDINGS, LTD., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT FUND, LTD., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT INTERMEDIATE FUND, L.P., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT MASTER FUND, LTD., CASTLERIGG ACTIVE INVESTMENT FUND, LTD. (F/K/A CASTLERIGG GLOBAL EQUITY SPECIAL EVENT FUND, LTD.), CASTLERIGG ACTIVE INVESTMENT INTERMEDIATE FUND, L.P. (F/K/A CASTLERIGG GLOBAL EQUITY SPECIAL EVENT INTERMEDIATE FUND, L.P.), CASTLERIGG ACTIVE INVESTMENT MASTER FUND, LTD. (F/K/A CASTLERIGG GLOBAL EQUITY SPECIAL EVENT MASTER FUND, LTD.), PULTENEY STREET PARTNERS, L.P. AND THOMAS E. SANDELL (COLLECTIVELY, "SANDELL") AND DOUGLAS N. BENHAM, CHARLES M. ELSON, DAVID W. HEAD, C. STEPHEN LYNN, ANNELISE T. OSBORNE, ARON I. SCHWARTZ, MICHAEL WEINSTEIN AND LEE S. WIELANSKY (TOGETHER WITH SANDELL, THE "PARTICIPANTS") INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF BOB EVANS FARMS, INC. (THE "COMPANY") IN CONNECTION WITH THE COMPANY’S 2014 ANNUAL MEETING OF STOCKHOLDERS. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY SANDELL WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL

BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, MACKENZIE PARTNERS, INC., SANDELL'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD, WHEN AVAILABLE, WITHOUT CHARGE UPON REQUEST BY CALLING (800) 322-2885.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED BY SANDELL ASSET MANAGEMENT CORP. WITH THE SEC ON JUNE 19, 2014. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.

Cautionary Statement Regarding Opinions and Forward-Looking Statements

Certain information contained herein constitutes “forward-looking statements” with respect to Bob Evans Farms, Inc. ("Bob Evans"), which can be identified by the use of forward-looking terminology such as “may,” “will,” “seek,” “should,” "could," “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Such statements are not guarantees of future performance or activities. Due to various risks, uncertainties and assumptions, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. The opinions of Sandell Asset Management Corp. ("SAMC") are for general informational purposes only and do not have regard to the specific investment objective, financial situation, suitability or particular need of any specific person, and should not be taken as advice on the merits of any investment decision. This material does not recommend the purchase or sale of any security. SAMC reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. SAMC disclaims any obligation to update the information contained herein. SAMC and/or one or more of the investment funds it manages may purchase additional Bob Evans shares or sell all or a portion of their shares or trade in securities relating to such shares.